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Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333- 176920 on Form S-8 of our report relating to the consolidated combined financial statements of Taomee Holdings Limited (the "Company") and its subsidiaries and variable interest entities dated April 16, 2012, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2011.

/s/ DELOITTE TOUCHE TOHMATSU CPA LTD Deloitte Touche Tohmatsu CPA Ltd. Shanghai, China

April 16, 2012

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  Exhibit 15.2